Exhibit 99.5
COMMITMENT AGREEMENT
          COMMITMENT AGREEMENT dated as of October 1, 2007 (this “Agreement”) among Salton, Inc., a Delaware corporation (“Parent”), Harbinger Capital Partners Master Fund I, Ltd., a company organized under the laws of the Cayman Islands (the “Master Fund”), and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Special Situations Fund” and, together with the Master Fund, the “Securityholders”).
          WHEREAS, Parent, SFP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“MergerSub”), and APN Holding Company, Inc., a Delaware corporation (“APN Holdco”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);
          WHEREAS, each Securityholder owns the number of shares of APN Holdco Common Stock set forth opposite its name on Schedule A hereto (such shares of APN Holdco Common Stock, together with any other shares of capital stock of APN Holdco acquired by such Securityholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Securityholder);
          WHEREAS, each Securityholder owns the principal amount of Parent’s Second Lien Notes set forth opposite its name on Schedule B hereto (the “Subject Second Lien Notes”), and the principal amount of Parent’s 12-1/4% Senior Subordinated Notes due 2008 set forth opposite its name on Schedule B hereto (the “Subject Subordinated Notes,” and together with the Subject Second Lien Notes, the “Subject Notes”); and
          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Securityholder enter into this Agreement.
          NOW, THEREFORE, the parties hereto agree as follows:
          SECTION 1 Representations and Warranties of Each Securityholder. Each Securityholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of itself as follows:
               (a) Organization; Authority; Execution and Delivery; No Conflicts; Enforceability.
                    (i) The Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.
                    (ii) The Securityholder has the requisite power and authority to execute and deliver this Agreement and the unanimous written consent of the

APN Holdco Securityholders in the form attached as Exhibit A to this Agreement (the “Securityholder Consent”) and to perform its obligations hereunder. The execution and delivery by the Securityholder of this Agreement and the Securityholder Consent have been duly authorized and approved by all necessary action on the part of the Securityholder. This Agreement constitutes the valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
                    (iii) The execution and delivery by the Securityholder of this Agreement and the Securityholder Consent and the performance of its obligations hereunder and compliance with the terms hereof do not and will not, (i) violate or conflict with any provision of its articles of incorporation, certificate of formation, bylaws or partnership agreement, as applicable, (ii) violate or conflict with any Law or Order applicable to the Securityholder or by which any of its properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of the Securityholder under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Securityholder is a party, or by which the Securityholder may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Securityholder to perform its obligations under this Agreement.
               (b) The Subject Shares. The Securityholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any Encumbrances (other than Encumbrances created pursuant to the terms of this Agreement or arising under federal or state securities Laws). The Securityholder does not own, of record or beneficially, any shares of capital stock of APN Holdco other than the Subject Shares set forth opposite its name on Schedule A attached hereto. The Securityholder has the sole right to vote such Subject Shares, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer (as defined in Section 4(b) below) of such Subject Shares, except as contemplated by this Agreement.
               (c) The Subject Notes. The Securityholder is the record and beneficial owner of, and has good and marketable title to, the principal amount Subject Second Lien Notes and Subject Subordinated Notes set forth opposite its name on Schedule B hereto, free and clear of any Encumbrances (other than Encumbrances created pursuant to the terms of this Agreement or arising under federal or state securities Laws).
               (d) Investor Representations. The Securityholder acknowledges that the Strawberry Common Stock to be issued pursuant to the Merger Agreement and the shares of Strawberry Series D Preferred Stock to be issued to it pursuant to Section 3 of this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder. In connection therewith: (i) the Securityholder hereby represents and warrants to Parent that (A) it is an “accredited investor” as such term is defined under the Securities Act, or, alternatively, has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Parent and the Parent Common Stock, and (B) the shares of Strawberry Common Stock to be issued to such Securityholder pursuant to the Merger Agreement and the shares of Strawberry Series D Preferred Stock to be issued to it pursuant to Section 3 of this Agreement are being purchased for investment for the account of such Securityholder and without the intent of participating directly or indirectly in a distribution of such shares in violation of the Securities Act or other applicable securities laws; (ii) in addition to any legend imposed by applicable state securities laws, the certificates representing the shares of Strawberry Common Stock to be issued pursuant to the Merger Agreement and the shares of Strawberry Series D Preferred Stock to be issued to it pursuant to Section 3 of this Agreement will bear the restrictive legends set forth in the Merger Agreement, and stop transfer orders shall be placed against the transfer thereof with Parent’s transfer agent; and (iii) the shares of Strawberry Common Stock to be issued pursuant to the Merger and the shares of Strawberry Series D Preferred Stock to be issued to it pursuant to Section 3 of this Agreement will be subject to transfer restrictions imposed by federal and state securities laws.
               (e) Information to be Supplied. None of the information supplied in writing by Securityholder for inclusion or incorporation by reference in the Proxy Statement or any Additional Filings will, in the case of the Proxy Statement, at the date it is first mailed to Strawberry Stockholders or at the time of the Strawberry Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Additional Filing, at the date it is first mailed to Strawberry Stockholders or, at the date it is first filed with the SEC or other Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Securityholder with respect to statements made or incorporated by reference therein based on information supplied by Parent, MergerSub and/or APN Holdco in connection with the preparation of the Proxy Statement or the Additional Filings for inclusion or incorporation by reference therein.
               (f) Broker’s or Finder’s Fee. Except for Lazard Frères & Co. LLC and in connection with the Financing and the Letter of Credit Agreement, no Person

acting on behalf of Securityholder is, or will be, entitled to any investment banking, broker’s, finder’s or similar fee for which Parent, MergerSub, APN Holdco or any of their respective Affiliates or the Surviving Corporation after the Effective Time could have any liabilities in connection with this Agreement, the Merger Agreement or any of the Transactions.
          SECTION 2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Securityholder and APN Holdco as follows:
               (a) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware.
               (b) Parent has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement have been duly authorized and approved by all necessary corporate action on the part of Parent. This Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
               (c) The execution and delivery by Parent of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof do not and will not, (i) violate or conflict with any provision of its certificate of incorporation or bylaws or the comparable governing documents of any of its Subsidiaries, (ii) violate or conflict with any Law or Order applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have an Strawberry Material Adverse Effect.
               (d) When issued in accordance with the terms of this Agreement, the shares of Strawberry Series D Preferred Stock to be issued to it pursuant to Section 3 of this Agreement will be duly authorized, validly issued, fully paid and non assessable free and clear of all Encumbrances (other than as imposed by federal or state securities laws).

               (e) The representations and warranties of Parent set forth in the Merger Agreement are true and correct in all material respects.
          SECTION 3 Purchase and Sale of Series D Preferred Stock.
               (a) Subject to the satisfaction or waiver of the conditions to the closing of the Merger set forth in the Merger Agreement, and concurrently with the Effective Time, each Security Holder agrees to purchase from Parent, and Parent agrees to issue and sell to each Securityholder, a number of shares of Parent Series D Preferred Stock to be issued pursuant to the terms of a Certificate of the Powers, Designations, Preferences and Rights annexed hereto as Exhibit B (the “Certificate of Designation”) having an initial aggregate Series D Liquidation Preference (as defined in the Certificate of Designation) equal to the sum of (i) the aggregate redemption or repurchase price which would have been required to be paid on the Closing Date in connection with a change in control in respect of the principal amount of Parent’s 12 1/4% Senior Subordinated Notes due 2008 and Second Lien Notes owned by the such Securityholder on the Closing Date, plus (ii) any accrued and unpaid interest thereon through the Closing Date (the “Aggregate Purchase Price”).
               (b) The Securityholders will pay the Aggregate Purchase Price for the shares of Series D Preferred Stock to be issued to and purchased by them pursuant to Section 3(a) hereof by surrendering to Parent the Subject Notes set forth beside its name on Schedule B hereto.
          SECTION 4 Covenants of Each Securityholder. Each Securityholder, severally and not jointly, covenants and agrees as follows:
               (a) Immediately following the execution and delivery of the Merger Agreement, the Securityholder shall execute and deliver the Securityholder Consent to APN Holdco, with a copy to Parent. The Securityholder will not thereafter revoke or modify, or encourage other Securityholders to revoke or modify, the Securityholder Consent, and the Securityholder will not thereafter execute another written consent or vote (or cause to be voted) the Subject Shares of the Securityholder for any proposal that will approve any action in conflict with the Securityholder Consent or that would otherwise be reasonably likely to impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or the consummation of any of the transactions contemplated hereby or thereby.
               (b) The Securityholder shall not Transfer, except to another Securityholder, any Subject Shares to any person other than pursuant to the Merger Agreement, this Agreement or another Transaction Document. The Securityholder shall not Transfer any Subject Notes to any person except to another Securityholder or to another Person who agrees to accept such Subject Notes subject to the terms this Agreement and agrees to be bound by the terms hereof. “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise).

               (c) At or prior to the Closing, the Securityholder shall execute and deliver each Transaction Document to which it has been designated to become a party thereto pursuant to the Merger Agreement.
               (d) Each Securityholder will provide Parent and MergerSub with the information concerning itself in the form required to be included in the Proxy Statement and the Additional Filings (including by reason of any SEC comments thereto or subsequent requests thereon). If at any time prior to the Effective Time, any event or circumstance relating to such Securityholder or its officers or directors, should be discovered by such Securityholder and such information should be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Securityholder will promptly notify Parent and MergerSub and, to the extent required by applicable Laws, Parent or MergerSub, as applicable, will promptly file with the SEC and, if required by Law, disseminate to the Strawberry Securityholders an appropriate amendment or supplement describing such information.
          SECTION 5 Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, other than with respect to the liability of any party for breach hereof prior to such termination.
          SECTION 6 Securityholder Capacity. Each Securityholder signs solely in its capacity as the record holder and beneficial owner of such Securityholder’s Subject Shares and Subject Notes and nothing herein shall limit or affect any actions taken by a partner or an officer, employee or agent of a Securityholder, in his or her capacity as an officer or director of APN Holdco or Parent in exercising his or her rights under the Merger Agreement to the extent that such actions are permitted under the Merger Agreement.
          SECTION 7 Right of First Refusal. In consideration of the agreements of the Securityholders contained herein, Parent agrees that if at any time during the First Refusal Period (as defined below) Parent shall propose to issue or sell to any Person any debt or equity securities other than in a Permitted Issuance (as defined below), Parent shall notify the Securityholders in writing of such proposed issuance, which notice (an “Offer Notice”) shall describe the terms, rights and priveleges of such securities (the “Offered Securities”) and the purchase price to be paid therefor and offer the Securityholders or their designees an opportunity to purchase all, but not less than all, of the Offered Securities from Parent at the price and on the terms and conditions as set forth in such Offer Notice. Following receipt by the Securityholders of an Offer Notice, the Securityholders (or any one of them) shall have 10 days from the date that it receives the Offer Notice (the “Offer Period”) to notify Parent in writing by delivering an

“Acceptance Notice” whether it wishes to purchase the Offered Securities from Parent on the terms set forth in the Offer Notice. If Parent receives an Acceptance Notice during the Offer Period, Parent shall sell the Offered Securites to the Securityholders (or their designees) on the terms set forth in the Offer Notice at a closing (to be held at Parent’s corporate offices) on the date set forth in the Acceptance Notice, which date shall be no less than 10 nor more than 30 days following the date on which the Securityholders (or any one of them) shall have delivered to Parent its Acceptance Notice, unless Parent and the Securityholders shall otherwise agree to a different closing date. If (but only if) the Securityholders shall not have responded to the Offer Notice during the Offer Period (or if the Securityholders shall each have informed Parent in writing during the Offer Period that it is not exercising its purchase right), Parent may sell all, but not less than all, of the Offered Securities to a third party on the same terms and conditions as offered to the Securityholders as set forth in the Offer Notice; provided, however such sale of the Offered Securities must take place on or prior to the earlier of (a) 90 days following the end of the Offer Period, and (b) 90 days following the date that the last of the Securityholders shall have informed Parent that it is not exercising its purchase right. If (x) such third party sale does not close within the 90 day period referenced in the preceding sentence, or (y) if the terms of either the proposed sale or the Offered Securities are in any material respect more favorable to the third party purchaser than those set forth in the Offer Notice, or (z) the size of the offering is increased or decreased from that contemplated by the Offer Notice, Parent may not proceed with such third party sale unless and until it shall have given the Securityholders a further opportunity to purchase such securities (such further offer shall be made by delivering a new Offer Notice and shall otherwise be subject to the terms outlined above). If the Securityholders, or any one of them, shall have deliverded an Acceptance Notice during the Offer Period, the Securityholders shall agree as between themselves, and shall inform Parent prior to the closing date for the sale of the Offered Securities, as to the number or amount of the Offered Securities to be purchased by each of them or their designees (so long as the aggregate number or amount of such securities to be purchased by Securityholders and their designees, taken together, constitute all of the Offered Securities). As used in this Section 7, the “First Refusal Period” shall be the period commencing on the Closing Date, and terminating on the date that the Securityholders or their Affiliates (considered for purposes of this Section 7 as a single entity) cease to beneficially own at least 50% of the total number of outstanding shares of Strawberry Series D Preferred Stock, a “Permitted Issuance” means any issuance or sale of shares of Strawberry Common Stock (or securities convertible into or exercisable or exchangeable for shares of Strawberry Common Stock) (i) to an employee, director, consultant or agent of Parent or any of its Subsidiaries pursuant to a stock option plan or other employee benefit plan or arrangement approved or adopted by the Board of Directors of Parent, (ii) pursuant to the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Strawberyy Common Stock outstanding on the Closing Date pursuant to the terms thereof existing on the Closing Date, (iv) as consideration for an acquisition approved by the Board of Directors of Parent, or (v) to any Person in connection with any strategic commercial arrangement with Parent or any of its Subsidiaries as approved by the Board of Direc tors of Parent.

          SECTION 8 General Provisions.
               (a) Further Assurances. Each Securityholder and Parent shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.
               (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
               (c) Notice. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address set forth on Exhibit C hereto, or at such other address as a party may provide by notice to the other.
               (d) Interpretation.
                    (i) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) unless otherwise defined herein, terms used herein which are defined in GAAP have the meanings ascribed to them therein. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.
                    (ii) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
               (e) Severability. The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.
               (f) Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.
               (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.
               (h) Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
               (i) Governing Law. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.
               (j) Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Neither Parent nor any Securityholder may assign this Agreement or any of their rights or liabilities thereunder without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the party making the assignment from any liability under such agreements. The foregoing notwithstanding, nothing set forth herein shall limit the right of the Securityholders to assign their rights under Section 7 hereof to any Person
               (k) Submission to Jurisdiction; Waivers. Each Securityholder and Parent irrevocably agrees that any Action with respect to this Agreement, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined in the Court of Chancery or other courts of the State of Delaware located in the State of Delaware, and each Securityholder and Parent hereby irrevocably submits and consents with regard to any such Action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Securityholder and Parent hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, that (i) Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8(c) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
               (l) Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.
               (m) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(m).
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          IN WITNESS WHEREOF, Parent and each Securityholder has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

SALTON, INC.
By:	/s/ William Lutz
	Name:	William Lutz
	Title:	Interim Chief Executive Officer and Chief Financial Officer

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD. By: Harbinger Capital Partners Offshore Manager, L.L.C., its investment manager
By:	/s/ Philip A. Falcone
	Name:	Philip A. Falcone
	Title:	Senior Managing Director

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P. By: Harbinger Capital Partners Special Situations GP, LLC, its general partner By: HMC — New York, Inc., its managing member
By:	/s/ William R. Lucas, Jr.
	Name:	William R. Lucas, Jr.
	Title:	Senior Vice President and General Counsel

Exhibit A
APN HOLDING COMPANY, INC.
Unanimous Written Consent of the
Stockholders in Lieu of Meeting
          The undersigned, being all of the holders of the common stock, par value $0.01 per share, of APN Holding Company, Inc., a Delaware corporation (the “Corporation”), acting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, as amended, do hereby adopt and approve of the following Resolution:
          RESOLVED, that the Agreement and Plan of Merger, dated as of September ___, 2007 (the “Merger Agreement”), by and among the Corporation, Salton, Inc., a Delaware corporation (the “Parent”), and SFP Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Parent (“Merger Sub”), and the merger of Merger Sub with and into the Corporation as contemplated thereby, be and they are adopted and approved.
          This consent may be executed in counterparts that when so executed shall constitute one consent, notwithstanding that all the stockholders are not signatories to the original or the same counterpart.
          IN WITNESS WHEREOF, consent has been executed as of September ___, 2007.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.	HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By: Harbinger Capital Partners Offshore Manager, L.L.C., its investment manager	By: Harbinger Capital Partners Special Situations GP, LLC, its General Partner

By:

Name: Philip A. Falcone	By: HMC — New York, Inc., its Managing Member
Title: Senior Managing Director
By:

Name: William R. Lucas, Jr.
Title: Senior Vice President

Exhibit B
SALTON, INC.
FORM OF CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
SERIES D PREFERRED STOCK,
PAR VALUE $0.01 PER SHARE
Pursuant to Section 151 of the Delaware General Corporation Law
     The undersigned,      ,      of Salton, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolution, creating a series of                      shares of Preferred Stock was duly adopted by the Board of Directors, on          , 2007:
     WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $0.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, if any, and such preferences and relative, participating, optional or other rights and limitations as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware (the “DGCL”); and
     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.
     NOW, THEREFORE, BE IT RESOLVED:
     Section 1.  Designation and Number of Shares.  There shall be hereby created and established a series of Preferred Stock designated as “Series D Preferred Stock” (the “Series D Preferred Stock”). The authorized number of shares of Series D Preferred Stock shall be                     . Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.
     Section 2.  Rank.  The Series D Preferred Stock shall with respect to dividends and distributions of assets and rights upon the occurrence of a Liquidation or a Sale Transaction rank (i) junior to all currently outstanding shares of preferred stock of the Corporation and (ii) senior to (x) all classes of common stock of the Corporation (including, without limitation, the Common Stock), and (y) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series D Preferred Stock (clauses (ii)(x) and (ii)(y) collectively, referred to as “Junior Stock”). The Corporation may not issue any class or series of Capital Stock that ranks on a parity with the Series D Preferred Stock as to dividends and distributions upon the occurrence of a Liquidation or Sale Transaction (collectively, referred to as “Parity Stock”) or senior to the Series D Preferred Stock as to dividends and distributions upon the occurrence of a Liquidation or Sale Transaction (collectively, referred to as “Senior Stock”) other than in accordance with Section 3(b).
     Section 3.  Vote.
     (a) The holders of Series D Preferred Stock, except as otherwise required under the DGCL or as set forth in this Section 3, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.
     (b) So long as any shares of the Series D Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of holders of at least a majority of the then outstanding shares of Series D

Preferred Stock, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting:
     (i) authorize or issue any class of Senior Stock or Parity Stock; or
     (ii) amend this Certificate of Designations or the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series D Preferred Stock.
     (c) In any case in which the holders of Series D Preferred Stock shall be entitled to vote pursuant to this Section 3 or pursuant to the DGCL, each holder of Series D Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Series D Preferred Stock held.
     Section 4.  Dividends.
     (a) The holders of shares of Series D Preferred Stock shall receive when, as and if declared by the Board of Directors, out of funds legally available therefor cumulative dividends at an annual rate equal to 16%, compounded quarterly, of the Series D Liquidation Preference, calculated on the basis of a 360-day year, consisting of twelve 30-day months. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of such dividends, which record date shall not be more than 60 days prior to the applicable dividend payment date. To the extent not paid, such dividends shall accrue on a daily basis and accumulate and compound on a quarterly basis from the Original Date of Issuance, in each case, whether or not declared. For purposes hereof, the term “Original Date of Issuance” shall mean      , 2007. All accrued and unpaid dividends, if any, shall, to the extent funds are legally available therefor, be mandatorily paid upon the earlier to occur of (i) a Liquidation or (ii) a redemption of shares of Series D Preferred Stock pursuant to Section 6 below (each, a “Mandatory Dividend Payment Date”). On a Mandatory Dividend Payment Date, all accrued and unpaid dividends shall be paid in cash.
     (b) Junior Stock Dividends.  The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) or redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of, and in compliance with, requirements of an employee incentive or benefit plan or other compensatory arrangement of the Corporation or any subsidiary) for consideration, any shares of any Junior Stock unless and until all accrued and unpaid dividends on all outstanding shares of Series D Preferred Stock have been paid in full.
     Section 5.  Liquidation Preference.
     (a) Series D Priority Payment.  Upon the occurrence of a Liquidation, the holders of shares of Series D Preferred Stock shall be paid for each share of Series D Preferred Stock held thereby, out of, but only to the extent of, funds legally available therefore, an amount in cash equal to the sum of (x) $1,000 (as adjusted for stock splits, reverse-stock splits, combinations, stock dividends, recapitalizations or other similar events of the Series D Preferred Stock, the “Series D Liquidation Preference”) plus, (y) as provided in Section 4 above, all unpaid, accrued or accumulated dividends or other amounts due, if any, with respect to each share of Series D Preferred Stock, before any payment or distribution is made to any Junior Stock.
     (b) Insufficient Assets.  If the assets of the Corporation available for distribution to the holders of shares of Series D Preferred Stock and the holders of any other Parity Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive upon a Liquidation, then all of the assets available for distribution to such holders shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

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     (c) Notice.  Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.
     Section 6.  Redemption.  The Corporation shall, as provided below, redeem the shares of Series D Preferred Stock.
     (a) Mandatory Redemption.  Upon the earlier to occur of (i) a Sale Transaction or (ii) the sixth (6th) anniversary of the Original Date of Issuance (the earlier such date, the “Mandatory Redemption Date”), each outstanding share of Series D Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by applicable law), at a redemption price per share equal to 100% of the Series D Liquidation Preference, plus all unpaid, accrued or accumulated dividends or other amounts due, if any, on the shares of Series D Preferred Stock. The total sum payable per share of Series D Preferred Stock to be redeemed on the Mandatory Redemption Date is hereinafter referred to as the “Preferred Redemption Price,” and the payment to be made on the Mandatory Redemption Date for the Series D Preferred Stock is hereinafter referred to as the “Preferred Redemption Payment.” Upon written notice from the Corporation, each holder of Series D Preferred Stock shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series D Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. In case fewer than the total number of shares of Series D Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within ten (10) business days after surrender of the certificate representing the redeemed shares.
     (b) Termination of Rights.  Except as set forth in this Section 6(b) and Section 6(c), on and after the Mandatory Redemption Date all rights of any holder of Series D Preferred Stock shall cease and terminate; and all shares of Series D Preferred Stock shall be canceled and shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Preferred Redemption Payment in respect of any share of Series D Preferred Stock for any reason, including, without limitation, the lack of legally available funds therefor, the rights, preferences and privileges of the holder of such share of Series D Preferred Stock shall continue to inure to the benefit of such holder of Series D Preferred Stock until the Corporation cures such default and such share which has not been redeemed shall continue to be outstanding until full payment of the Preferred Redemption Price and any other amounts required under Section 6(c) is made in respect thereof.
     (c) Insufficient Funds for Redemption.  If the funds of the Corporation available for redemption of the Series D Preferred Stock to be redeemed in accordance with Section 6(a) and any other Parity Stock required to be redeemed on the Mandatory Redemption Date by law are insufficient to redeem such shares on such date, the holders of Series D Preferred Stock and such Parity Stock shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the Redemption Price and redeeming all of the Series D Preferred Stock to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Series D Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above. In the event that funds are not available by law for the payment in full of the Preferred Redemption Price for the shares of Series D Preferred Stock to be so redeemed on the Mandatory Redemption Date, then the Corporation shall be obliged to make such partial redemption so that the number of shares of Series D Preferred Stock held by each holder shall be reduced in an amount which shall bear the same ratio to the actual number of

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shares of Series D Preferred Stock to be redeemed on such Mandatory Redemption Date as the number of shares of Series D Preferred Stock then held by such holder bears to the aggregate number of shares of Series D
Preferred Stock then outstanding. In the event that the Corporation fails to redeem shares of Series D Preferred Stock for which redemption is required, then during the period from the Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Mandatory Redemption Date are actually redeemed, dividends on such shares shall accrue and be cumulative at an annual rate equal to 18%, compounded quarterly, of the Series D Liquidation Preference, calculated on the basis of a 360-day year consisting of twelve 30-day months. To the extent not paid, dividends shall accrue on a daily basis and accumulate and compound on a quarterly basis (to the extent not otherwise declared and paid as set forth above), in each case whether or not declared.
     (d) Notices.  In case at any time or from time to time:
     (i) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock; or
     (ii) there shall be a Sale Transaction;
then the Corporation shall mail to each holder of shares of Series D Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or (B) the date on which such Sale Transaction is expected to become effective.
     Section 7.  General.
     (a) Notices.  Except as otherwise expressly provided, whenever notices or other communications are required to be made, delivered or otherwise given to holders of shares of the Series D Preferred Stock, the notice or other communication shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery, addressed to the Persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation’s Certificate of Incorporation and by-laws and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the U.S. mail, postage prepaid, if mailed; and if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a Business Day, on such Business Day, and if received after 5:00 p.m. on a Business Day or on a day other than a Business Day, on the next following Business Day, but only if also sent by reputable overnight air courier within one Business Day following transmission.
     (b) Certain Remedies.  Any registered holder of shares of Series D Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of the Certificate of Incorporation and this Certificate of Designations and to enforce specifically the terms and provisions of the Certificate of Incorporation and this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of the Certificate of Incorporation and/or this Certificate of Designations which benefits only the holders of the Series D Preferred Stock may be waived by holders of at least a majority of all issued and outstanding Series D Preferred Stock (either generally or in a particular instance and either retroactively or prospectively).
     (c) Invalidity.  If any right, preference or limitation of the Series D Preferred Stock set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law

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or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.
     Section 8.  Business Day.  If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.
     Section 9.  Specified Debt.  Notwithstanding any provision to the contrary contained in the Certificate of Incorporation or this Certificate of Designations, the Corporation shall not pay any cash dividends on, or make any other cash distributions with respect to or redeem, repurchase or otherwise acquire for cash, any shares of Series D Preferred Stock until the all unpaid principal and interest under the Specified Debt has been paid in full and all obligations to lend thereunder have terminated.
     Section 10.  Definitions.  As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
     “Board of Directors” means the Board of Directors of the Corporation.
     “Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).
     “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation.
     “Common Stock” shall mean the common stock, par value $0.01 per share of the Corporation.
     “Corporation” means Salton, Inc., a Delaware corporation.
     “DGCL” means the General Corporation Law of the State of Delaware, as amended.
     “Junior Stock” has the meaning ascribed to it in Section 2.
     “Liquidation” shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.
     “Mandatory Dividend Payment Date” has the meaning ascribed to it in Section 4(a).
     “Mandatory Redemption Date” has the meaning ascribed to it in Section 6(a).
     “Original Date of Issuance” has the meaning ascribed to it in Section 4(a).
     “Parity Stock” has the meaning ascribed to it in Section 2.
     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
     “Preferred Redemption Payment” has the meaning ascribed to it in Section 6(a).

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     “Preferred Redemption Price” has the meaning ascribed to it in Section 6(a).
     “Sale Transaction” shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person, (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the
Corporation or (c) the election to the Board of Directors of individuals who would constitute a majority of the members of the Board of Directors and the election or the nomination for election by the Corporation’s stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Senior Stock” has the meaning ascribed to it in Section 2.
     “Series D Liquidation Preference” shall have the meaning ascribed to it in Section 5(a).
     “Specified Debt” means      .
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     IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this       day of       , 2007.

Name:
Title:

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Exhibit C
Addresses for Notice
Salton, Inc.
1955 W. Field Court
Lake Forest, Illinois 60045
Attention:
Facsimile: (847) 803-1186
With a copy to:
Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower, 233 South Wacker Drive
Chicago, IL 60606 6404
Attention: Neal Aizenstein
Facsimile: 312.876.7934
Harbinger Capital Partners Master Fund I, Ltd.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention: Philip A. Falcone
Facsimile: (212) 508-3721
With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention: Bruce A. Gutenplan
                 Robert B. Schumer
Facsimile: (212) 757 3990
Harbinger Capital Partners Special Situations Fund, L.P.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention: Philip A. Falcone
Facsimile: (212) 508-3721
With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention: Bruce A. Gutenplan
                 Robert B. Schumer
Facsimile: (212) 757 3990

Schedule A
Shares

Securityholder	Shares
Harbinger Capital Partners Master Fund I, Ltd.	92.7

Harbinger Capital Partners Special Situations Fund, L.P.	30.9
Prior to the Effective Time, each Securityholder may receive additional shares of APN Holdco Common Stock in exchange for a cash contribution by each Securityholder.

Schedule B
Subject Notes

		12-1/4% Senior
		Subordinated
Securityholder	Second Lien Notes	Notes
Harbinger Capital Partners Master Fund I, Ltd.	$59,767,813	$9,429,000

Harbinger Capital Partners Special Situations Fund, L.P.	$29,839,046	$5,560,000